Exhibit 99.6

Consent of International Data Corporation

Date: September 22, 2017

Sea Limited

1 Fusionopolis Place

# 17-10, Galaxis

Singapore 138522

Re: Sea Limited, formerly known as Garena Interactive Holding Limited (the “Company”)

Ladies and Gentlemen:

International Data Corporation (the “Consultant,” or “IDC”) hereby consents to the references to its name in (i) the registration statement on Form F-1 (together with any amendments thereto, the “Registration Statement”), as well as the prospectus included in the Registration Statement (together with any prospectus supplement and related free writing prospectus, the “Prospectus”), in relation to the proposed initial public offering (“Offering”) of the Company, to be filed with the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended, (ii) the Company’s roadshow presentation to be posted on the Company’s website and/or to be used during the institutional and retail roadshows, any other marketing materials, publicity materials and documents and materials used in any capital raising transaction (“Marketing Materials”); (iii) any written correspondences with the SEC and any other future filings with the SEC, including filings on Form 20-F, Form 6-K or other registration statements (collectively, the “Future SEC Filings”), (iv) future offering documents (“Future Offering Documents”), and (v) websites of the Company and its subsidiaries and affiliates (“Websites”).

The Consultant hereby further consents to the inclusion of, summary of and reference to (i) the IDC report “Mapping out the Next Opportunity: Online Payments in the Greater South East Asia Region, including all the amendments and supplements thereto, published by the Consultant, and (ii) information, data and statements from the Report, as well as the citation of the foregoing, in the Registration Statement, Prospectus, Marketing Materials, Future SEC Filings, Future Offering Documents and Websites. It is further understood that IDC will be credited as the source of publication.

The Consultant further consents to the filing of this letter, and any of the amendments or supplements thereto, as an exhibit to the Registration Statement and any other Future SEC Filings should the filing of this letter be required.

In giving such consent, the Consultant does not thereby admit that the Consultant comes within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the regulations promulgated thereunder.

[Signature page follows]

Yours very truly,

International Data Corporation

/s/ Tina Li
Name: Tina Li
Title: IDC Asia Pacific Regional Account Manager
Date: September 22, 2017

[Signature Page to Consent Letter]